UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Item 7.01	Regulation FD Disclosure.

On February 25, 2020, Uber Technologies, Inc. (the “Company”) announced that Jason Droege, head of the Company’s Uber Eats business, will be leaving the Company. In connection with this leadership change and effective immediately, Pierre-Dimitri Gore-Coty, currently Vice President, International Rides, will replace Mr. Droege as Vice President, Uber Eats, where he will oversee teams that manage the global Eats business. Mr. Droege will be available until June to help with the transition.

In making these announcements, Dara Khosrowshahi, CEO, said, “Jason’s vision, leadership, analytical mind and entrepreneurial spirit have been the driving force behind Eats’ incredible success, and great assets both to Uber and to me personally. As Eats moves into its next phase of more profitable growth, I am happy to have Pierre at the helm, and look forward to him applying his nearly eight years of experience with our Rides business to capture the many opportunities that lie ahead for Eats.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: February 25, 2020	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer